Exhibit 2

PLAN OF CONVERSION
AND REORGANIZATION

OF

MID-SOUTHERN, M.H.C.

as adopted on:
January 24, 2018

EXHIBIT A	FORM OF AGREEMENT AND PLAN OF SHARE EXCHANGE AND MERGER
EXHIBIT B	ARTICLES OF INCORPORATION OF THE HOLDING COMPANY
EXHIBIT C	BYLAWS OF THE HOLDING COMPANY

PLAN OF CONVERSION AND REORGANIZATION OF
MID-SOUTHERN, M.H.C.

1.	INTRODUCTION
This Plan of Conversion and Reorganization (the "Plan") provides for the conversion of Mid-Southern, M.H.C., a federal mutual holding company (the "Mutual Holding Company"), into the capital stock form of organization.  The Mutual Holding Company currently owns a majority of the common stock of Mid-Southern Savings Bank, FSB (the "Bank"), a federally chartered stock savings bank. Mid-Southern Bancorp, a new Indiana stock holding company (the "Holding Company") will be established as part of the Conversion and will succeed to all the rights and obligations of the Mutual Holding Company and issue Holding Company Common Stock in the Conversion. The purpose of the Conversion is to convert the Mutual Holding Company to the capital stock form of organization which will provide the Bank and the Holding Company with additional capital to grow and to respond to changing regulatory and market conditions and with greater flexibility to effect corporate transactions, including mergers, acquisitions and branch expansions. The Holding Company Common Stock will be offered in the Offering upon the terms and conditions set forth herein. The subscription rights granted to Participants in the Subscription Offering are set forth in Sections 8 through 11 hereof. All sales of Holding Company Common Stock in the Community Offering, the Syndicated Community Offering, the Firm Commitment Underwritten Offering, or in any other manner permitted by the FRB, will be at the sole discretion of the Boards of Directors of the Bank and the Holding Company. As part of the Conversion, each Minority Stockholder will receive Holding Company Common Stock in exchange for Minority Shares. The Conversion will have no impact on depositors, borrowers or other customers of the Bank. After the Conversion, the Bank's insured deposits will continue to be insured by the FDIC to the extent provided by applicable law.
This Plan has been adopted by the Boards of Directors of the Mutual Holding Company and the Bank. This Plan also must be approved by at least (i) a majority of the total number of outstanding votes entitled to be cast by Voting Members at the Special Meeting of Members, (ii) two-thirds of the outstanding common stock of the Bank entitled to be cast at the Meeting of Stockholders, and (iii) a majority of the outstanding shares of common stock of the Bank entitled to be cast by Minority Stockholders at the Meeting of Stockholders. Approval of the Plan by the Voting Members shall constitute approval of the MHC Merger by Voting Members in their capacity as members of the Mutual Holding Company.  Approval of the Plan by Stockholders of the Bank, including the Minority Stockholders, shall constitute approval of the Agreement and Plan of Share Exchange and Merger by the Stockholders of the Bank.  The FRB must approve this Plan before it is presented to Voting Members and Stockholders of the Bank for their approval.
2.	DEFINITIONS
For the purposes of this Plan, the following terms have the following meanings:
Account Holder — Any Person holding a Deposit Account in the Bank.
Acting in Concert — The term Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person who acts in concert with another Person ("other party") shall also be deemed to be Acting in Concert with any Person who is also Acting in Concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be Acting in Concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.
Affiliate — Any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another Person.

Agreement and Plan of Share Exchange and Merger — The Agreement and Plan of Share Exchange and Merger between the Mutual Holding Company, the Holding Company and the Bank pursuant to which the Minority Stockholders will receive the Exchange Shares, members of the Mutual Holding Company will receive an interest in the Liquidation Account, and the MHC Merger will be consummated, in the form attached hereto as Exhibit A.
Appraised Value Range — The range of the estimated consolidated pro forma market value of the Holding Company, which shall also be equal to the estimated pro forma market value of the total number of shares of Conversion Stock to be issued in the Conversion, as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter. The maximum and minimum of the Appraised Value Range may vary as much as 15% above and 15% below, respectively, the midpoint of the Appraised Value Range.
Articles of Merger — The Articles of Merger filed with the Indiana Secretary of State and any similar documents in connection with the consummation of the transactions set forth in the Agreement and Plan of Share Exchange and Merger.
Associate — The term Associate when used to indicate a relationship with any Person, means (i) any corporation or organization (other than the Mutual Holding Company, the Bank or a majority-owned subsidiary of the Mutual Holding Company or the Bank) if the Person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization, (ii) any trust or other estate, if the Person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate except that for the purposes of this Plan relating to subscriptions in the Offering and the sale of Subscription Shares following the Conversion, a Person who has a substantial beneficial interest in any Non-Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan, or who is a trustee or fiduciary of such plan, is not an Associate of such plan, and except that, for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan, and (iii) any person who is related by blood or marriage to such person and (A) who lives in the same home as such person or (B) who is a Director or Officer of the Mutual Holding Company, the Bank or the Holding Company, or any of their parents or subsidiaries.
Bank — Mid-Southern Savings Bank, FSB, Salem, Indiana.
Bank Liquidation Account – The Liquidation Account established in the Bank in connection with the Conversion.
Code — The Internal Revenue Code of 1986, as amended.
Community — each county in which the Bank has an office, which includes Washington, Lawrence and Orange counties in the State of Indiana.
Community Offering — The offering of Subscription Shares not subscribed for in the Subscription Offering for sale to certain members of the general public directly by the Holding Company. The Community Offering may occur concurrently with the Subscription Offering and any Syndicated Community Offering.
Control — (including the terms "controlling," "controlled by," and "under common control with") means the direct or indirect power to direct or exercise a controlling influence over the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
Conversion — The conversion and reorganization of the Mutual Holding Company to stock form pursuant to this Plan, and all steps incident or necessary thereto, including the Offering and the Exchange Offering.
Conversion Stock — The Subscription Shares and the Exchange Shares.

Deposit Account — Any withdrawable account, including, without limitation, savings, time, demand, NOW accounts, money market, certificate and passbook accounts.
Director — A member of the Board of Directors of the Bank, the Holding Company or the Mutual Holding Company, as appropriate in the context.
Eligible Account Holder — Any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining subscription rights and establishing subaccount balances in the Liquidation Account.
Eligibility Record Date — The date for determining Eligible Account Holders of the Bank, which is the close of business on December 31, 2016.
Employees — All Persons who are employed by the Bank, the Holding Company or the Mutual Holding Company or any of their Affiliates.
Employee Plans — Any one or more Tax-Qualified Employee Stock Benefit Plans of the Bank or the Holding Company, including any ESOP and 401(k) Plan.
ESOP — The Bank's Employee Stock Ownership Plan and related trust.
Exchange Offering — The offering of Holding Company Common Stock to Minority Stockholders in exchange for Minority Shares.
Exchange Ratio — The rate at which shares of Holding Company Common Stock are exchanged for Minority Shares upon consummation of the Conversion. The Exchange Ratio shall be determined as of the closing of the Conversion and shall be the rate that will result in the Minority Stockholders owning in the aggregate the same percentage of the outstanding shares of Holding Company Common Stock immediately upon completion of the Conversion as the percentage of Bank common stock owned by them in the aggregate immediately prior to the consummation of the Conversion.
Exchange Shares — The shares of Holding Company Common Stock issued to Minority Stockholders in the Exchange Offering.
FDIC — The Federal Deposit Insurance Corporation.
FRB —The Board of Governors of the Federal Reserve System.
Firm Commitment Underwritten Offering — The offering, at the sole discretion of the Holding Company, of Subscription Shares not subscribed for in the Subscription Offering and any Community Offering and/or Syndicated Community Offering, to members of the general public through one or more underwriters. A Firm Commitment Underwritten Offering may occur concurrently with the Subscription Offering and any Community Offering and/or Syndicated Community Offering.
Holding Company — Mid-Southern Bancorp, an Indiana corporation formed for the purpose of acquiring all of the shares of capital stock of the Bank in connection with the Conversion.
Holding Company Common Stock — The common stock, par value $0.01 per share, of the Holding Company.
Independent Appraiser — The appraiser retained by the Mutual Holding Company and the Bank to prepare an appraisal of the pro forma market value of the Holding Company.
Liquidation Account — The account representing the liquidation interests received by Eligible Account Holders and Supplemental Eligible Account Holders in exchange for their interest in the Mutual Holding Company in connection with the Conversion.

Majority Ownership Interest — A fraction, the numerator of which is equal to the number of shares of Bank common stock owned by the Mutual Holding Company immediately prior to the completion of the Conversion, and the denominator of which is equal to the total number of shares of Bank common stock issued and outstanding immediately prior to the completion of the Conversion.
Meeting of Stockholders — The special or annual meeting of stockholders of the Bank and any adjournments thereof held to consider and vote upon this Plan.
MHC Merger — The Mutual Holding Company merger with and into the Holding Company pursuant to the Agreement and Plan of Share Exchange and Merger, in which the Holding Company is the resulting entity,  immediately prior to completion of the Conversion, as set forth in this Plan.
Minority Shares — Any outstanding common stock of the Bank, or shares of common stock of the Bank issuable upon the exercise of options or grant of stock awards, owned by persons other than the Mutual Holding Company.
Minority Stockholder — Any owner of Minority Shares.
Mutual Holding Company — Mid-Southern, M.H.C., the mutual holding company of the Bank.
OCC — Office of the Comptroller of the Currency.
Offering — The offering and issuance, pursuant to this Plan, of Holding Company Common Stock in a Subscription Offering, Community Offering, Syndicated Community Offering and/or Firm Commitment Underwritten Offering, as the case may be. The term "Offering" does not include Holding Company Common Stock issued in the Exchange Offering.
Offering Range — The range of the number of shares of Holding Company Common Stock offered for sale in the Offering multiplied by the Subscription Price. The Offering Range shall be equal to the Appraised Value Range multiplied by the Majority Ownership Interest. The maximum and minimum of the Offering Range may vary as much as 15% above and 15% below, respectively, the midpoint of the Offering Range.
Officer — The term Officer means the president, any vice-president (but not an assistant vice-president, second vice-president, or other vice president having authority similar to an assistant or second vice-president), the secretary, the treasurer, the comptroller, and any other person performing similar functions with respect to any organization whether incorporated or unincorporated. The term Officer also includes the chairman of the Board of Directors if the chairman is authorized by the charter or bylaws of the organization to participate in its operating management or if the chairman in fact participates in such management.
Order Form — Any form (together with any cover letter and acknowledgments) sent to any Person containing, among other things, a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Subscription Shares.
Other Member — A Voting Member who is not an Eligible Account Holder or Supplemental Eligible Account Holder.
Participant — Any Eligible Account Holder, Employee Plan, Supplemental Eligible Account Holder or Other Member.
Person — An individual, a corporation, a partnership, an association, a joint-stock company, a limited liability company, a trust, an unincorporated organization, or a government or political subdivision of a government.
Plan — This Plan of Conversion and Reorganization of the Mutual Holding Company as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

Prospectus — The one or more documents used in offering the Conversion Stock.
Qualifying Deposit — The aggregate balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, or (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50. The term "Qualifying Deposit" shall also include the aggregate balance of all Deposit Accounts of not less than $50.
Resident — Any Person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the Person is a corporation or other business entity, the place of business or headquarters shall be in the Community. To the extent a Person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. The Mutual Holding Company and the Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a Person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Mutual Holding Company and the Bank. A Person must be a "Resident" for purposes of determining whether such Person "resides" in the Community as such term is used in this Plan.
SEC — The U.S. Securities and Exchange Commission.
Special Meeting of Members — The special or annual meeting of Voting Members and any adjournments thereof held to consider and vote upon this Plan.
Stockholder — Any owner of outstanding common stock of the Bank, including the Mutual Holding Company.
Subscription Offering — The offering of Subscription Shares to Participants.
Subscription Price — The price per Subscription Share to be paid by Participants and others in the Offering. The Subscription Price will be determined by the Board of Directors of the Holding Company and fixed prior to the commencement of the Subscription Offering.
Subscription Shares — Shares of Holding Company Common Stock offered for sale in the Offering. Subscription Shares do not include shares of Holding Company Common Stock issued in exchange for Minority Shares in the Exchange Offering.
Supplemental Eligible Account Holder — Any Person, other than Directors and Officers of the Mutual Holding Company, and the Bank  (unless the FRB grant a waiver permitting a Director or Officer to be included) and their Associates, holding a Qualifying Deposit on the Supplemental Eligibility Record Date.
Supplemental Eligibility Record Date — The date for determining Supplemental Eligible Account Holders, which shall be the last day of the calendar quarter preceding FRB approval of the application for conversion. The Supplemental Eligibility Record Date will only occur if the FRB has not approved the Conversion within 15 months after the Eligibility Record Date.
Syndicated Community Offering — The offering, at the sole discretion of the Holding Company, of Subscription Shares not subscribed for in the Subscription Offering and the Community Offering, to members of the general public through a syndicate of broker-dealers. The Syndicated Community Offering may occur concurrently with the Subscription Offering and any Community Offering.
Tax-Qualified Employee Stock Benefit Plan — Any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code. The Bank may make scheduled discretionary contributions to a tax-qualified employee stock benefit plan, provided such contributions do not cause the Bank to fail to meet its regulatory capital requirements. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution plan which is not so qualified.
Voting Member — Any Person holding a Deposit Account in the Bank as of the Voting Record Date.
Voting Record Date — The date fixed by the Directors for determining eligibility to vote at the Special Meeting of Members and/or the Meeting of Stockholders.
3.	PROCEDURES FOR CONVERSION
A. After approval of the Plan by the Boards of Directors of the Bank and the Mutual Holding Company, the Plan, together with all other requisite material, shall be submitted to the FRB for approval. Notice of the adoption of the Plan by the Boards of Directors of the Bank and the Mutual Holding Company will be published in a newspaper having general circulation in each community in which an office of the Bank is located, and copies of the Plan will be made available at each office of the Bank for inspection by members. The Mutual Holding Company will publish a notice of the filing with the FRB of an application to convert in accordance with the provisions of the Plan as well as notices required in connection with the consummation of the transactions contemplated by the Agreement and Plan of Share Exchange and Merger or other applications required to complete the Conversion.
B. Promptly following approval by the FRB, the Plan will be submitted to a vote of the Voting Members at the Special Meeting of Members and of the Stockholders of the Bank at the Meeting of Stockholders. The Mutual Holding Company will mail to all Voting Members, at their last known address appearing on the records of the Bank, a proxy statement in either long or summary form describing the Plan, which will be submitted to a vote of Voting Members at the Special Meeting of Members. The Bank will mail to all Stockholders a proxy statement describing the Plan, which will be submitted to a vote of Stockholders at the Meeting of Stockholders and the Stockholders shall have the dissenter rights provided in 12 CFR 5.33(g)(3) with respect to the exchange of their Bank common stock for Holding Company Common Stock. The Holding Company also will mail to all Participants a Prospectus and Order Form for the purchase of Subscription Shares. In addition, all Participants will receive, or will be given the opportunity to request by either telephone or by letter addressed to the Bank's Secretary, a copy of the Plan as well as the articles of incorporation and bylaws of the Holding Company. The Plan must be approved by at least (i) a majority of the total number of votes entitled to be cast by Voting Members at the Special Meeting of Members, (ii) two-thirds of the outstanding shares of common stock of the Bank entitled to be cast at the Meeting of Stockholders, and (iii) a majority of the outstanding shares of common stock of the Bank entitled to be cast by Minority Stockholders at the Meeting of Stockholders. Upon such approval of the Plan, the Holding Company, the Mutual Holding Company and the Bank will take all other necessary steps pursuant to applicable laws and regulations to consummate the Conversion. The Conversion must be completed within 24 months of the approval of the Plan by Voting Members, unless a longer time period is permitted by governing laws and regulations.
C. The period for the Subscription Offering will be not less than 20 days nor more than 45 days, unless extended. Any shares of Holding Company Common Stock for which subscriptions have not been received in the Subscription Offering may be issued in a Community Offering, a Syndicated Community Offering, a Firm Commitment Underwritten Offering or in any other manner permitted by the FRB. All sales of shares of Holding Company Common Stock must be completed within 45 days after the last day of the Subscription Offering, unless the offering period is extended by the Mutual Holding Company and the Holding Company with the approval of the FRB.
D. The Conversion will be effected as follows, or in any other manner that is consistent with the purposes of this Plan and applicable laws and regulations. The choice of which method to use to effect the Conversion will be made by the Board of Directors of the Mutual Holding Company immediately prior to the closing of the Conversion. Each of the steps set forth below shall be deemed to occur in such order as is necessary to consummate the Conversion pursuant to the Plan, the intent of the Boards of Directors of the Mutual Holding Company and the Bank, and applicable regulations and policies. Approval of the Plan by Voting Members and Stockholders of the Bank also shall constitute approval of each of the transactions necessary to implement the Plan.

(1)	The Mutual Holding Company will establish the Holding Company as a first-tier Indiana-chartered stock holding company subsidiary.
(2)
Pursuant to the Agreement and Plan of Share Exchange and Merger and subject to the dissenters rights of the Stockholders set forth in Section 3.B (a) the Minority Shares will automatically, without any further action on the part of the holders thereof, be exchanged for Holding Company Stock based on the Exchange Ratio, (b) the shares of Bank common stock held by the Mutual Holding Company will automatically, without any further action on the part of the Mutual Holding Company, be exchanged for Holding Company Common Stock based on the Majority Ownership Interest, which shares of Holding Company Common Stock shall be constructively received by the Mutual Holding Company, (c) the Holding Company Common Stock constructively received by the Mutual Holding Company together with the Holding Company Common Stock issued to the Mutual Holding Company upon the formation of the Holding Company will automatically, without any further action on the part of the Mutual Holding Company, be cancelled in  the MHC Merger and members of the Mutual Holding Company will in the MHC Merger automatically, without any further action on their part, constructively receive an interest in the Liquidation Account equivalent to, and in exchange for, their ownership interest in the Mutual Holding Company, and (d) the Mutual Holding Company will be merged with and into the Holding Company with the Holding Company being the resulting entity.

(3)	Immediately after the MHC Merger, the Holding Company will offer for sale the Holding Company Common Stock in the Offering.
(4)	The Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in exchange for common stock of the Bank.
E. As part of the Conversion, each of the Minority Shares shall automatically, without further action of the holder thereof, be converted into and become the right to receive Holding Company Common Stock based upon the Exchange Ratio. The basis for exchange of Minority Shares for Holding Company Common Stock shall be fair and reasonable. Options to purchase shares of Bank common stock which are outstanding immediately prior to the consummation of the Conversion shall be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.
F. The Holding Company shall register the Conversion Stock with the SEC and any appropriate state securities authorities. In addition, the Bank shall prepare preliminary proxy materials as well as other applications and information for review by the SEC in connection with the solicitation of Stockholder approval of the Plan.
G. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mutual Holding Company shall be automatically transferred to and vested in the Holding Company by virtue of the Conversion without any deed or other document of transfer. The Holding Company, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Mutual Holding Company. The Holding Company shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mutual Holding Company immediately prior to the Conversion, including liabilities for all debts, obligations and contracts of the Mutual Holding Company, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Mutual Holding Company.
H. The Articles of Incorporation and Bylaws of the Holding Company shall read in the form of Exhibit B and Exhibit C, respectively.

I. The home office and branch offices of the Bank shall be unaffected by the Conversion. The executive offices of the Holding Company shall be located at the current offices of the Mutual Holding Company.
4.	HOLDING COMPANY APPLICATIONS AND APPROVALS
The Boards of Directors of the Mutual Holding Company, the Holding Company and the Bank will take all necessary steps to form the Holding Company, consummate the Exchange Offering and the MHC Merger as provided in the Agreement and Plan of Share Exchange and Merger, and complete the Offering. The Mutual Holding Company, Bank and Holding Company shall make timely applications to the FRB and filings with the SEC for any requisite regulatory approvals to complete the Conversion.
5.	SALE OF SUBSCRIPTION SHARES
The Subscription Shares will be offered simultaneously in the Subscription Offering to the Participants in the respective priorities set forth in this Plan. The Subscription Offering may begin as early as the mailing of the proxy statement for the Special Meeting of Members. The Holding Company Common Stock will not be insured by the FDIC. The Bank will not extend credit to any Person to purchase shares of Holding Company Common Stock.
Any shares of Holding Company Common Stock for which subscriptions have not been received in the Subscription Offering may be issued in the Community Offering, subject to the terms and conditions of this Plan. The Community Offering, if any, will involve an offering of all unsubscribed shares of Holding Company Common Stock directly to the general public with a preference to those natural persons residing in the Community. The Community Offering may begin simultaneously or later than the Subscription Offering. The offer and sale of Holding Company Common Stock prior to the Special Meeting of Members, however, is subject to the approval of the Plan by the Voting Members and the Stockholders, including Minority Stockholders.
If feasible, any shares of Holding Company Common Stock remaining after the Subscription Offering period and the Community Offering period (should one be conducted) may be sold in a Syndicated Community Offering, a Firm Commitment Underwritten Offering or in any manner approved by the FRB that will achieve a widespread distribution of the Holding Company Common Stock. The issuance of Holding Company Common Stock in the Subscription Offering and any Community Offering will be consummated simultaneously on the date the sale of Holding Company Common Stock in any Syndicated Community Offering and/or Firm Commitment Underwritten Offering is consummated, and only if the required minimum number of shares of Holding Company Common Stock has been issued.
6.	PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES
The total number of shares of Conversion Stock to be offered in the Conversion will be determined jointly by the Boards of Directors of the Mutual Holding Company and the Holding Company immediately prior to the commencement of the Subscription Offering, and will be based on the Appraised Value Range and the Subscription Price. The Offering Range will be equal to the Appraised Value Range multiplied by the Majority Ownership Interest. The estimated pro forma consolidated market value of the Holding Company will be subject to adjustment within the Appraised Value Range if necessitated by market or financial conditions, with the receipt of any required approvals of the FRB, and the maximum of the Appraised Value Range may be increased by up to 15% subsequent to the commencement of the Subscription Offering to reflect changes in market and financial conditions or demand for the shares. The number of shares of Conversion Stock issued in the Conversion will be equal to the estimated pro forma consolidated market value of the Holding Company, as may be amended, divided by the Subscription Price, and the number of Subscription Shares issued in the Offering will be equal to the product of (i) the estimated pro forma consolidated market value of the Holding Company, as may be amended, divided by the Subscription Price, and (ii) the Majority Ownership Interest.
In the event that the Subscription Price multiplied by the number of shares of Conversion Stock to be issued in the Conversion is below the minimum of the Appraised Value Range, or materially above the maximum of the Appraised Value Range, a resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Appraised Value Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the Mutual Holding Company, the Bank and the Holding Company shall establish, if all required regulatory approvals are obtained.
Notwithstanding the foregoing, shares of Conversion Stock will not be issued unless, prior to the consummation of the Conversion, the Independent Appraiser confirms to the Mutual Holding Company, the Holding Company and the FRB, that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the number of shares of Conversion Stock issued in the Conversion multiplied by the Subscription Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company. If such confirmation is not received, the Holding Company may cancel the Offering and the Exchange Offering, extend the Offering and establish a new Subscription Price and/or Appraised Value Range, or hold a new Offering and Exchange Offering or take such other action as the FRB may permit.
The Holding Company Common Stock to be issued in the Conversion shall be fully paid and nonassessable.
7.	RETENTION OF CONVERSION PROCEEDS BY THE HOLDING COMPANY
The Holding Company may retain up to 50% of the net proceeds of the Offering. The Holding Company believes that the Offering proceeds will provide economic strength to the Holding Company and the Bank for the future in a highly competitive and regulated financial services environment, and would support growth in the operations of the Holding Company and the Bank through increased lending, acquisitions of financial service organizations, continued diversification into other related businesses and other business and investment purposes, including the possible payment of dividends and possible future repurchases of the Holding Company Common Stock as permitted by applicable regulations and policies.
8.	SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)
A. Each Eligible Account Holder shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of 20,000 shares of Holding Company Common Stock, 0.10% of the total number of shares of Holding Company Common Stock issued in the Offering, or fifteen times the product (rounded down to the next whole number) obtained by multiplying the number of Subscription Shares offered in the Offering by a fraction of which the numerator is the amount of the Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the purchase limitations specified in Section 14.
B. In the event that Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which such Eligible Account Holder has subscribed. Any remaining shares will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated.
C. Subscription rights as Eligible Account Holders received by Directors and Officers and their Associates that are based on deposits made by such persons during the 12 months preceding the Eligibility Record Date shall be subordinated to the subscription rights of all other Eligible Account Holders, except as permitted by the FRB.

9.	SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)
The Employee Plans of the Holding Company and the Bank shall have subscription rights to purchase in the aggregate up to 10% of the Subscription Shares issued in the Offering, including any Subscription Shares to be issued as a result of an increase in the maximum of the Offering Range after commencement of the Subscription Offering and prior to completion of the Conversion.  Alternatively, if permitted by the FRB, the Employee Plans may purchase all or a portion of such shares in the open market. Consistent with applicable laws and regulations and practices and policies, the Employee Plans may use funds contributed by the Holding Company or the Bank and/or borrowed from an independent financial institution to exercise such subscription rights, and the Holding Company and the Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Bank to fail to meet any applicable regulatory capital requirements. The Employee Plans shall not be deemed to be Associates or Affiliates of, or Persons Acting in Concert with, any Director or Officer of the Holding Company or the Bank.
10.	SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY)
A. Each Supplemental Eligible Account Holder shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of 20,000 shares of Holding Company Common Stock, 0.10% of the total number of shares of Holding Company Common Stock issued in the Offering, or fifteen times the product (rounded down to the next whole number) obtained by multiplying the number of Subscription Shares offered in the Offering by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the availability of sufficient shares after filling in full all subscription orders of the Eligible Account Holders and Employee Plans and subject to the purchase limitations specified in Section 14.
B. In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each such subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which each such Supplemental Eligible Account Holder has subscribed. Any remaining shares will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each such Supplemental Eligible Account Holder bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated.
11.	SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY)
A. Each Other Member shall have nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of 20,000 shares of Holding Company Common Stock or 0.10% of the total number of shares of Holding Company Common Stock issued in the Offering, subject to the availability of sufficient shares after filling in full all subscription orders of Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders and subject to the purchase limitations specified in Section 14.
B. In the event that such Other Members subscribe for a number of Subscription Shares which, when added to the Subscription Shares subscribed for by the Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders, is in excess of the total number of Subscription Shares to be issued, the available shares will be allocated to Other Members so as to permit each such subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which each such Other Member has subscribed. Any remaining shares will be allocated among the subscribing Other Members whose subscriptions remain unsatisfied in the proportion that the amount of the subscription of each such Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.
12.	COMMUNITY OFFERING
If subscriptions are not received for all Subscription Shares offered for sale in the Subscription Offering, shares for which subscriptions have not been received may be offered for sale in the Community Offering through a direct community marketing program which may use a broker, dealer, consultant or investment banking firm experienced and expert in the sale of savings institutions' securities. Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. In the event orders for Holding Company Common Stock in the Community Offering exceed the number of shares available for sale, shares may be allocated (to the extent shares remain available) first to cover orders of natural persons residing in the Community, next to cover orders of Minority Stockholders as of the Voting Record Date for the Meeting of Stockholders, and thereafter to cover orders of other members of the general public. In the event orders for Holding Company Common Stock exceed the number of shares available for sale in a category pursuant to the distribution priorities described above, shares will be allocated within the category so that each member of that category will receive the lesser of 100 shares or their ordered amount and thereafter remaining shares will be allocated on an equal number of shares basis per order. In addition, orders received for Holding Company Common Stock in the Community Offering will first be filled up to a maximum of two percent (2%) of the shares sold in the Offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order. The Mutual Holding Company and the Holding Company shall use their best efforts consistent with this Plan to distribute Holding Company Common Stock sold in the Community Offering in such a manner as to promote the widest distribution practicable of such stock. The Holding Company reserves the right to reject any or all orders, in whole or in part, that are received in the Community Offering. Any Person may purchase up to 20,000 shares of Holding Company Common Stock in the Community Offering, subject to the purchase limitations specified in Section 14.
13.	SYNDICATED COMMUNITY OFFERING AND/OR FIRM COMMITMENT UNDERWRITTEN OFFERING
If feasible, the Boards of Directors of the Mutual Holding Company and the Holding Company may determine to offer Subscription Shares not sold in the Subscription Offering or the Community Offering, if any, for sale in a Syndicated Community Offering, subject to such terms, conditions and procedures as may be determined by the Mutual Holding Company and the Holding Company, in a manner that will achieve the widest distribution of Holding Company Common Stock, subject to the right of the Holding Company to accept or reject in whole or in part any orders in the Syndicated Community Offering. In the Syndicated Community Offering, any Person may purchase up to 20,000 shares of Holding Company Common Stock, subject to the purchase limitations specified in Section 14. In addition, orders received for Holding Company Common Stock in the Syndicated Community Offering, unless waived by the FRB, will first be filled up to a maximum of two percent (2%) of the shares sold in the Offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order. Provided that the Subscription Offering has begun, the Holding Company may begin the Syndicated Community Offering at any time.
If feasible, the Boards of Directors of the Mutual Holding Company and the Holding Company may determine to offer Subscription Shares not sold in the Subscription Offering or any Community Offering or Syndicated Community Offering, for sale in a Firm Commitment

Underwritten Offering subject to such terms, conditions and procedures as may be determined by the Mutual Holding Company and the Holding Company, subject to the right of the Holding Company to accept or reject in whole or in part any orders in the Firm Commitment Underwritten Offering. Provided the Subscription Offering has begun, the Holding Company may begin the Firm Commitment Underwritten Offering at any time.
If for any reason a Syndicated Community Offering or Firm Commitment Underwritten Offering of shares of Holding Company Common Stock not sold in the Subscription Offering or any Community Offering cannot be effected, or in the event that any insignificant residue of shares of Holding Company Common Stock is not sold in the Subscription Offering or any Community Offering, Syndicated Community Offering or Firm Commitment Underwritten Offering, the Holding Company will use its best efforts to make other arrangements for the disposition of unsubscribed shares aggregating at least the minimum of the Offering Range. Such other purchase arrangements will be subject to receipt of any required approval of the FRB.
14.	ADDITIONAL LIMITATIONS ON PURCHASES
In addition to the limitations set forth elsewhere in this Plan, the following limitations shall apply to all purchases and issuances of shares of Conversion Stock:
A. The maximum number of shares of Holding Company Common Stock that may be purchased in the Subscription Offering through a single Deposit Account is 20,000 shares.
The maximum number of shares of Holding Company Common Stock that may be subscribed for or purchased in all categories in the Offering by any Person or Participant, together with any Associate or group of Persons Acting in Concert, shall not exceed 30,000 shares of the Holding Company Common Stock, except that the Employee Plans may subscribe for up to 10% of the Holding Company Common Stock sold in the Offering (including shares issued in the event of an increase in the maximum of the Offering Range of up to 15%).
B. The maximum number of shares of Holding Company Common Stock that may be subscribed for or purchased in all categories in the Offering by any Person or Participant, together with any Associate or group of Persons Acting in Concert, combined with any Exchange Shares received by any such Person or Participant, together with any Associate or group of Persons Acting in Concert, shall not exceed 5% of the shares of the Holding Company Common Stock outstanding immediately upon completion of the Conversion, except that the Employee Plans may subscribe for up to 10% of the Holding Company Common Stock sold in the Offering (including shares sold in the Offering in the event of an increase in the maximum of the Offering Range of up to 15%).
C. The maximum number of shares of Holding Company Common Stock that may be issued to or purchased in all categories of the Offering by Officers and Directors and their Associates in the aggregate, when combined with Exchange Shares received by such persons, shall not exceed 32% of the shares of Holding Company Common Stock issued in the Conversion.
D. A minimum of 25 shares of Holding Company Common Stock must be purchased by each Person or Participant purchasing shares in the Offering to the extent those shares are available; provided, however, that in the event the minimum number of shares of Holding Company Common Stock purchased times the Subscription Price exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares which when multiplied by the price per share shall not exceed $500, as determined by the Boards of the Mutual Holding Company and the Holding Company.
E. If the number of shares of Holding Company Common Stock otherwise allocable pursuant to Sections 8 through 13, inclusive, to any Person or that Person's Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Holding Company Common Stock allocated to each such person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above limits.
Depending upon market or financial conditions, the Boards of Directors of the Holding Company and the Mutual Holding Company, with the receipt of any required approvals of the FRB and without further approval of Voting Members, may decrease or increase the purchase limitations in this Plan, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the shares issued in the Offering except as provided below. If the Mutual Holding Company and the Holding Company increase the maximum purchase limitations, the Mutual Holding Company and the Holding Company are only required to resolicit Persons who subscribed for the maximum purchase amount in the Subscription Offering and may, in the sole discretion of the Mutual Holding Company and the Holding Company, resolicit certain other large subscribers. In the event that the maximum purchase limitation is increased to 5% of the shares issued in the Offering, such limitation may be further increased to 9.99%, provided that orders for Holding Company Common Stock exceeding 5% of the shares of

Holding Company Common Stock issued in the Offering shall not exceed in the aggregate 10% of the total shares of Holding Company Common Stock issued in the Offering. Requests to purchase additional shares of the Holding Company Common Stock in the event that the purchase limitation is so increased will be determined by the Boards of Directors of the Holding Company and the Mutual Holding Company in their sole discretion.
In the event of an increase in the total number of shares offered in the Offering due to an increase in the maximum of the Offering Range of up to 15% (the "Adjusted Maximum"), the additional shares may be used to fill the Employee Plans orders before all other orders and then will be allocated in accordance with the priorities set forth in this Plan.
For purposes of this Section 14, (i) Directors, Officers and Employees of the Bank, the Mutual Holding Company and the Holding Company or any of their subsidiaries shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their capacities as such, (ii) shares purchased by Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitations set forth in paragraphs A. and B. of this Section 14, and (iii) shares purchased by a Tax-Qualified Employee Stock Benefit Plan pursuant to instructions of an individual in an account in such plan in which the individual has the right to direct the investment, including any plan of the Bank qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended, shall be aggregated and included in that individual's purchases and not attributed to the Tax-Qualified Employee Stock Benefit Plan.
Each Person purchasing Holding Company Common Stock in the Offering shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.
15.	PAYMENT FOR SUBSCRIPTION SHARES
All payments for Holding Company Common Stock subscribed for in the Subscription Offering and Community Offering must be delivered in full to the Bank or Holding Company, together with a properly completed and executed Order Form, on or prior to the expiration date of the Offering; provided, however, that if the Employee Plans subscribe for shares in the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Holding Company Common Stock subscribed for by such plans at the Subscription Price upon consummation of the Conversion. Subscription funds will be held in a segregated account at the Bank or, at the discretion of the Mutual Holding Company, at another insured depository institution.
Payment for Holding Company Common Stock subscribed for shall be made by check, money order or bank draft. Alternatively, subscribers in the Subscription and Community Offerings may pay for the shares for which they have subscribed by authorizing the Bank on the Order Form to make a withdrawal from the designated types of Deposit Accounts at the Bank in an amount equal to the aggregate Subscription Price of such shares. Such authorized withdrawal shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. Funds for which a withdrawal is authorized will remain in the subscriber's Deposit Account but may not be used by the subscriber during the Subscription and Community Offerings. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the Subscription Price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest on funds received by check or money order will be paid by the Bank at not less than the passbook rate. Such interest will be paid from the date payment is received by the Bank until consummation or termination of the Offering. If for any reason the Offering is not consummated, all payments made by subscribers in the Subscription and Community Offerings will be refunded to them, with interest.
In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal. The Bank is prohibited by regulation from knowingly making any loans or granting any lines of credit for the purchase of stock in the Offering, and therefore will not do so.

16.	MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS
As soon as practicable after the registration statement prepared by the Holding Company has been declared effective by the SEC and the stock offering materials have been approved by the FRB, Order Forms will be distributed to Participants at their last known addresses appearing on the records of the Bank for the purpose of subscribing for Subscription Shares and will be made available for use by those Persons to whom a Prospectus is delivered. Each Order Form will be preceded or accompanied by a Prospectus describing the Mutual Holding Company, the Holding Company, the Bank, the Holding Company Common Stock and the Offering. Each Order Form will contain, among other things, the following:
A. A specified date by which all Order Forms must be received by the Mutual Holding Company or the Holding Company, which date shall be not less than 20 days, nor more than 45 days, following the date on which the Order Forms are mailed by the Mutual Holding Company or the Holding Company, and which date will constitute the termination of the Subscription Offering unless extended;
B. The Subscription Price per share for shares of Holding Company Common Stock to be sold in the Offering;
C. A description of the minimum and maximum number of Subscription Shares which may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Offering;
D. Instructions as to how the recipient of the Order Form is to indicate thereon the number of Subscription Shares for which such person elects to subscribe and the available alternative methods of payment therefor;
E. An acknowledgment that the recipient of the Order Form has received a copy of the final Prospectus prior to execution of the Order Form;
F. A statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Mutual Holding Company or the Holding Company within the subscription period such properly completed and executed Order Form, together with payment in the full amount of the aggregate purchase price as specified in the Order Form for the Subscription Shares subscribed for in the Offering (or by authorizing on the Order Form that the Bank withdraw said amount from the subscriber's Deposit Account at the Bank); and
G. A statement to the effect that the executed Order Form, once received by the Mutual Holding Company or the Holding Company, may not be modified or amended by the subscriber without the consent of the Holding Company.
Notwithstanding the above, the Mutual Holding Company and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimiled order forms.
17.	UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT
In the event Order Forms (a) are not delivered or are not timely delivered by the United States Postal Service, (b) are defectively filled out or executed, (c) are not accompanied by the full required payment, unless waived by the Holding Company, for the shares of Holding Company Common Stock subscribed for (including cases in which Deposit Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (d) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the completed Order Form within the time period specified thereon; provided, however, that the Holding Company may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Holding Company may specify. The interpretation of the Holding Company of terms and conditions of this Plan and of the Order Forms will be final, subject to the authority of the FRB.

18.	RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES
The Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which Persons entitled to subscribe for shares of Holding Company Common Stock pursuant to this Plan reside. However, no such Person will be issued subscription rights or be permitted to purchase Subscription Shares in the Offering if such Person resides in a foreign country; or in a state of the United States with respect to which any of the following apply: (a) a small number of Persons otherwise eligible to subscribe for shares under the Plan reside in such state; (b) the issuance of subscription rights or the offer or sale of Subscription Shares to such Persons would require the Holding Company, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state; or (c) such registration or qualification would be impracticable for reasons of cost or otherwise.
19.	ESTABLISHMENT OF LIQUIDATION ACCOUNT
The Holding Company shall establish at the time of the Conversion, a Liquidation Account in an amount equal to the product of (i) the Majority Ownership Interest and (ii) the Bank's total stockholders' equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Conversion, plus the value of the net assets of the Mutual Holding Company as reflected in the latest statement of financial condition of the Mutual Holding Company prior to the effective date of the Conversion (excluding its ownership of Bank common stock). Following the Conversion, the Liquidation Account will be maintained by the Holding Company for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Deposit Accounts at the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to his Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance, in relation to his Deposit Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, or to such balance as it may be subsequently reduced, as hereinafter provided.  As a result of the transactions described in Section 3.D(4) of this Plan, the Holding Company shall cause the Bank to establish and maintain the Bank Liquidation Account for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Deposit Accounts at the Bank.
In the unlikely event of a complete liquidation of (i) the Bank or (ii) the Bank and the Holding Company (and only in such event) following all liquidation payments to creditors (including those to Account Holders to the extent of their Deposit Accounts), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the Holding Company from the Liquidation Account, in the amount of the adjusted subaccount balance for such Account Holders before any liquidation distribution may be made to any holders of the Holding Company's capital stock.
In the unlikely event of a complete liquidation of (i) the Bank or (ii) the Bank and the Holding Company (and only in such event) following all liquidation payments to creditors of the Bank (including those to Account Holders to the extent of their Deposit Accounts), at a time when the Bank has a positive net worth, and the Holding Company does not have sufficient assets (other than the stock of the Bank) at the time of the liquidation to fund the distribution due with respect to the Liquidation Account, the Bank with respect to the Bank Liquidation Account shall immediately pay directly to Eligible Account Holders and Supplemental Eligible Account Holders an amount necessary to fund the Holding Company's remaining obligations under the Liquidation Account, before any liquidation distribution may be made to any holders of the Bank's capital stock and without making such amount subject to the Holding Company's creditors. Each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a distribution from the Liquidation Account with respect to the Holding Company, in the amount of the then adjusted subaccount balance for his Deposit Account then held, before any liquidation distribution may be made to any holders of the Holding Company's capital stock.  A merger, consolidation, or similar combination with another depository institution, in which the Holding Company is not the surviving institution, is not a complete liquidation for this purpose. In such transactions, the Liquidation Account or Bank Liquidation Account, as applicable, shall be assumed by the surviving holding company or institution.
In the event of the complete liquidation of the Holding Company where the Bank is not also completely liquidating, or in the event of a sale or other disposition of the Holding Company apart from the Bank, each Eligible Account Holder and Supplemental Eligible Account Holder shall be treated as surrendering the rights to his or her

Liquidation Account and receiving an equivalent interest in the Bank Liquidation Account. Each such holder's interest in the Bank Liquidation Account shall be subject to the same rights and terms as if the Bank Liquidation Account was the Liquidation Account (except that the Holding Company shall cease to exist).
The initial subaccount balance for a Deposit Account held by an Eligible Account Holder or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of the Qualifying Deposits of such Eligible Account Holder or Supplemental Eligible Account Holder, as applicable, and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders.  For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Account on each such record date. Such initial subaccount balance shall not be increased, but shall be subject to downward adjustment as described below.
If, at the close of business on any December 31 annual closing date, commencing on or after the effective date of the Conversion, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of (i) the balance in the Deposit Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date, the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero.
The creation and maintenance of the Liquidation Account and the Bank Liquidation Account shall not operate to restrict the use or application of any of the equity accounts of the Holding Company or the Bank, except that neither the Holding Company nor the Bank shall declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its equity to be reduced below (i) the amount required for the Liquidation Account or Bank Liquidation Account, as applicable; or (ii) the regulatory capital requirements of the Holding Company (to the extent applicable) or the Bank.
The amount of the Bank Liquidation Account shall equal at all times the amount of the Liquidation Account.  In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution exceeding such holder's subaccount balance in the Liquidation Account.
For the three-year period following the completion of the Conversion, the Holding Company will not, except with the prior written approval of the FRB, (i) liquidate or sell the Holding Company, or (ii) cause the Bank to be liquidated or sold.  Upon the written request of the FRB, the Holding Company shall, or upon the written approval of the FRB, the Holding Company may, at any time after two years from the completion of the Conversion  transfer the Liquidation Account to the Bank and the Liquidation Account shall be assumed by the Bank, at which time the interests of Eligible Account Holders and Supplemental Eligible Account Holders will be solely, exclusively and directly in the Liquidation Account established in the Bank.  In the event such transfer occurs, the Holding Company shall be deemed to have transferred the Liquidation Account to the Bank and such Liquidation Account shall be subsumed by the liquidation account of the Bank and shall not be subject in any manner or amount to the claims of the Holding's Company's creditors.  Approval of the Plan shall constitute approval of the transactions described herein by the members of the Mutual Holding Company and any other person or entity required to approve the Plan.
20.	VOTING RIGHTS OF STOCKHOLDERS
Following consummation of the Conversion, the holders of the voting capital stock of the Holding Company shall have the exclusive voting rights with respect to the Holding Company and the Holding Company exclusively shall hold and exercise voting rights as the holder of 100% of the Bank's voting stock.

21.	RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION
A. All Subscription Shares purchased by Directors or Officers of the Mutual Holding Company,  the Holding Company or the Bank in the Offering shall be subject to the restriction that, except as provided in this Section or as may be approved by the FRB, no interest in such shares may be sold or otherwise disposed of for value for a period of one year following the date of purchase in the Offering.
B. The restriction on disposition of Subscription Shares set forth above in this Section shall not apply to the following:
(1)
Any exchange of such shares in connection with a merger or acquisition involving the Bank or the Holding Company, as the case may be, which has been approved by the appropriate federal regulatory agency; and

(2)	Any disposition of such shares following the death of the person to whom such shares were initially sold under the terms of the Plan.
C. With respect to all Subscription Shares subject to restrictions on resale or subsequent disposition, each of the following provisions shall apply:
(1)	Each certificate representing shares restricted by this Section shall bear a legend giving notice of the restriction;
(2)
Instructions shall be issued to the stock transfer agent for the Holding Company not to recognize or effect any transfer of any certificate or record of ownership of any such shares in violation of the restriction on transfer; and

(3)
Any shares of capital stock of the Holding Company issued with respect to a stock dividend, stock split, or otherwise with respect to ownership of outstanding Subscription Shares subject to the restriction on transfer hereunder shall be subject to the same restriction as is applicable to such Subscription Shares.

22.	REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION
For a period of three years following the Conversion, no Officer, Director of the Holding Company or the Bank or their Associates shall purchase, without the prior written approval of the FRB, any outstanding shares of Holding Company Common Stock except from a broker-dealer registered with the SEC. This provision shall not apply to negotiated transactions involving more than 1% of the outstanding shares of Holding Company Common Stock, the exercise of any options pursuant to a stock option plan or purchases of Holding Company Common Stock made by or held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan of the Bank or the Holding Company (including the Employee Plans) which may be attributable to any Officer or Director. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any person acting on its behalf and the purchaser or his investment representative. The term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.
23.	TRANSFER OF DEPOSIT ACCOUNTS
Each person holding a Deposit Account at the Bank at the time of Conversion shall retain an identical Deposit Account at the Bank following Conversion in the same amount and subject to the same terms and conditions (except as to voting and liquidation rights) applicable to such Deposit Account in the Bank immediately preceding consummation of the Conversion.

24.	REGISTRATION AND MARKETING
Within the time period required by applicable laws and regulations, the Holding Company will register the securities issued in connection with the Conversion pursuant to the Securities Exchange Act of 1934 and will not deregister such securities for a period of at least three years thereafter, except that the maintenance of registration for three years requirement may be fulfilled by any successor to the Holding Company. In addition, the Holding Company will use its best efforts to encourage and assist a market-maker to establish and maintain a market for the Conversion Stock and to list those securities on a national or regional securities exchange or to have quotations for such stock disseminated on the OTC Bulletin Board.
25.	TAX RULINGS OR OPINIONS
Consummation of the Conversion is expressly conditioned upon prior receipt by the Mutual Holding Company, the Holding Company and the Bank of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling, an opinion of counsel, or a letter of advice from their tax advisor with respect to applicable state tax laws, to the effect that consummation of the transactions contemplated by the Conversion and this Plan will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Mutual Holding Company,  the Holding Company or the Bank, or the account holders receiving subscription rights before or after the Conversion, except in each case to the extent, if any, that subscription rights are deemed to have value on the date such rights are issued.
26.	STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS
A. The Holding Company and the Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion, including without limitation, an ESOP. Existing as well as any newly created Tax-Qualified Employee Stock Benefit Plans may purchase shares of Holding Company Common Stock in the Offering, to the extent permitted by the terms of such benefit plans and this Plan.
B. As a result of the Conversion, the Holding Company shall be deemed to have ratified and approved all employee stock benefit plans maintained by the Bank and shall have agreed to issue (and reserve for issuance) Holding Company Common Stock in lieu of common stock of the Bank pursuant to the terms of such benefit plans. Upon consummation of the Conversion, the Bank common stock held by such benefit plans shall be converted into Holding Company Common Stock based upon the Exchange Ratio. Also upon consummation of the Conversion, (i) all rights to purchase, sell or receive Bank common stock and all rights to elect to make payment in Bank common stock under any agreement between the Bank and any Director, Officer or Employee thereof or under any plan or program of the Bank, shall automatically, by operation of law, be converted into and shall become an identical right to purchase, sell or receive Holding Company Common Stock and an identical right to make payment in Holding Company Common Stock under any such agreement between the Bank and any Director, Officer or Employee thereof or under such plan or program of the Bank, and (ii) rights outstanding under all stock option plans shall be assumed by the Holding Company and thereafter shall be rights only for shares of Holding Company Common Stock, with each such right being for a number of shares of Holding Company Common Stock based upon the Exchange Ratio and the number of shares of Bank common stock that were available thereunder immediately prior to consummation of the Conversion, with the price adjusted to reflect the Exchange Ratio but with no change in any other term or condition of such right.
C. The Holding Company and the Bank are authorized to adopt stock option plans, restricted stock award plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that such plans conform to any applicable regulations. The Holding Company and the Bank intend to implement a stock option plan and a restricted stock award plan no earlier than six months after completion of the Conversion. Stockholder approval of these plans will be required. If adopted within 12 months following the completion of the Conversion, the stock option plan will reserve a number of shares equal to up to 10% of the shares sold in the Offering and the restricted stock award plan will reserve a number of shares equal to up to 4% of the shares sold in the Offering (unless the Bank's tangible capital is less than 10% upon completion of the Offering, in which case the restricted stock award plan will reserve a number of shares equal to up to 3% of the shares sold in the Offering) for awards to Employees and Directors at no cost to the recipients, subject to adjustment as may be required by FRB regulations or policy to reflect stock options or stock awards previously granted by the Bank.  Shares for such plans may be issued out of authorized but unissued shares, treasury shares or repurchased shares.  Any stock option plan, restricted stock award plan, or other Non-Tax-Qualified Employee Stock Benefit Plan implemented more than 12 months following the completion of the Conversion will not be subject to the foregoing restrictions.
D. The Holding Company and the Bank are authorized to enter into employment agreements and/or change in control agreements with their executive officers.
27.	PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK
A. The Holding Company shall comply with any applicable regulation in the repurchase of any shares of its capital stock following consummation of the Conversion.
B. The Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its regulatory capital to be reduced below (i) the amount required for the Liquidation Account or (ii) applicable regulatory capital requirements.
28.	ARTICLES OF INCORPORATION AND BYLAWS
By voting to adopt this Plan, Voting Members and Stockholders will be voting to adopt the Articles of Incorporation and Bylaws for the Holding Company attached as Exhibits B and C to this Plan.
29.	CONSUMMATION OF CONVERSION AND EFFECTIVE DATE
The Effective Date of the Conversion shall be the date upon which the Articles of Merger shall be filed with the Indiana Secretary of State.  The Articles of Merger and Articles of Share Exchange, if required, shall be filed after all requisite regulatory, member and stockholder approvals have been obtained, all applicable waiting periods have expired, and sufficient subscriptions and orders for Subscription Shares have been received. The closing of the sale of all Subscription Shares and the exchange of all Exchange Shares shall occur simultaneously on the effective date of the closing.
30.	EXPENSES OF CONVERSION
The Mutual Holding Company, the Bank and the Holding Company may retain and pay for the services of legal, financial and other advisors to assist in connection with any or all aspects of the Conversion, including the Offering, and such parties shall use their best efforts to assure that such expenses shall be reasonable.
31.	AMENDMENT OR TERMINATION OF PLAN
If deemed necessary or desirable, this Plan may be substantively amended as a result of comments from the FRB or otherwise at any time prior to solicitation of proxies from Voting Members and Stockholders to vote on this Plan by the Board of Directors of the Mutual Holding Company, and at any time thereafter by the Board of Directors of the Mutual Holding Company with the concurrence of the FRB. Any amendment to this Plan made after approval by Voting Members and Stockholders with the approval of the FRB shall not necessitate further approval by Voting Members unless otherwise required by the FRB. The Board of Directors of the Mutual Holding Company may terminate this Plan at any time prior to the Special Meeting of Members and the Meeting of Stockholders to vote on this Plan, and at any time thereafter with the concurrence of the FRB to satisfy filing requirements with respect to the Articles of Merger or Articles of Share Exchange, if applicable, the Agreement and Plan of Share Exchange and Merger may be bifurcated into two separate documents without substantive changes to the terms thereof and no separate or additional approval or authorization will be required relative to such bifurcation.
By adoption of the Plan, Voting Members of the Mutual Holding Company authorize the Board of Directors of the Mutual Holding Company to amend or terminate the Plan under the circumstances set forth in this Section.

32.	CONDITIONS TO CONVERSION
Consummation of the Conversion pursuant to this Plan is expressly conditioned upon the following:
A. Prior receipt by the Mutual Holding Company, the Holding Company and the Bank of rulings of the United States Internal Revenue Service and the state taxing authorities, or opinions of counsel or tax advisers as described in Section 25 hereof;
B. The issuance of the Subscription Shares;
C. The issuance of Exchange Shares; and
D. The completion of the Conversion within the time period specified in Section 3 of this Plan.
33.	INTERPRETATION
All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Mutual Holding Company shall be final, subject to the authority of the FRB.

Dated: January 24, 2018

EXHIBIT A

AGREEMENT AND PLAN OF SHARE EXCHANGE AND MERGER

THIS AGREEMENT AND PLAN OF SHARE EXCHANGE AND MERGER (this "Agreement") dated as of _______ __, 2018, is made by and between Mid-Southern, M.H.C., a federal mutual holding company (the "Mutual Holding Company"), Mid-Southern Bancorp, an Indiana corporation (the "Holding Company"), and Mid-Southern Savings Bank, FSB, a federal savings bank (the "Bank").  Capitalized terms have the respective meanings given them in the Plan of Conversion and Reorganization (the "Plan") of the Mutual Holding Company, unless otherwise defined herein.

R E C I T A L S:

A.  The ownership interests in the Mutual Holding Company are owned by the depositors of the Bank (the "Members") and consist of their liquidation interests in the Mutual Holding Company.

B.   The Mutual Holding Company owns 100% of the common stock of the Holding Company.

C.  The Mutual Holding Company owns 71% of the common stock of the Bank and the Minority Stockholders own 29% of the common stock of the Bank.

D.  At least two-thirds of the members of the boards of directors of the Mutual Holding Company, the Holding Company and the Bank have approved this Agreement and the transactions contemplated hereby and recommend approval of this Agreement and the transactions contemplated by this Agreement by the Stockholders of the Bank and the Members.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

1.  Parties to the Share Exchange.  The name of the corporation whose shares will be acquired in the Share Exchange (as defined below) is Mid-Southern Savings Bank, FSB and the name of the acquiring corporation is Mid-Southern Bancorp.
2.  Parties to the Merger.  The name of each corporation planning to merge is Mid-Southern, M.H.C. and Mid-Southern Bancorp with Mid-Southern Bancorp being the surviving corporation.
3.  Terms and Conditions of Share Exchange and Manner and Basis of Exchanging Shares.  On the Effective Date, subject to the rights of Stockholders who exercise dissenters' rights as provided in the Plan, (a) the shares of common stock of the Bank held by the Minority Stockholders will be exchanged for shares of Holding Company Common Stock based on the Exchange Ratio and (b) the shares of common stock of the Bank (i.e. all remaining outstanding shares of Bank common stock) held by the Mutual Holding Company will be exchanged for shares of Holding Company Common Stock based on the Majority Ownership Interest, which shares of Holding Company Common Stock will be constructively received by the Mutual Holding Company (the "Share Exchange").
4.  Terms and Conditions of Merger and Manner and Basis of Converting Shares.  On the Effective Date immediately following the Share Exchange, the Mutual Holding Company will merge with and into the Holding Company (the "Merger") with the Holding Company as the resulting entity (the "Surviving Corporation").  In the Merger, all of the Holding Company Common Stock held by the Mutual Holding Company, including shares constructively received in the Share Exchange, will be cancelled and eligible Members will constructively receive interests in the Liquidation Account equivalent to, and in exchange for and in cancellation of, the ownership interests of the Members in the Mutual Holding Company. Prior to the Merger the Holding Company will establish the Liquidation Account as provided in the Plan.
5.  Ownership Effects of Share Exchange and Merger.  Upon completion of the Share Exchange and Merger (a) all of the outstanding shares of Holding Company Common Stock will be owned by the Minority

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Stockholders, (b) the eligible Members will possess interests in the Liquidation Account, and (c) Holding Company will own all the outstanding shares of Bank common stock.

6. Other Effects of the Merger. The Merger shall have the following effects.  The business of the Surviving Corporation shall be that of an Indiana corporation as provided in its Articles of Incorporation.  All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Holding Company and the Mutual Holding Company shall be transferred automatically to and vested in the Surviving Corporation without any deed or other document of transfer.  The Surviving Corporation, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Holding Company and the Mutual Holding Company.  The Surviving Corporation shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Holding Company and the Mutual Holding Company immediately prior to the Merger, including liabilities for all debts, obligations and contracts of the  Holding Company and the Mutual Holding Company, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Holding Company or the Mutual Holding Company.   All rights of creditors and other obligees and all liens on property of the Holding Company and the Mutual Holding Company shall be preserved and shall not be released or impaired.
7. Exchange Procedures.
(a) On or after the Effective Date, each holder of a certificate or certificates theretofore evidencing issued and outstanding Minority Shares, upon surrender of the same to an agent, duly appointed by the Holding Company (the "Exchange Agent"), shall be entitled to receive in exchange therefor full shares of Holding Company Common Stock for which the Minority Shares theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3(a) hereof. The Exchange Agent shall provide to each holder of record of an outstanding certificate that immediately before the Effective Date evidenced Minority Shares, and that is to be exchanged for Holding Company Common Stock as provided in Section 3(a) hereof, a form of letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent advising such holder of the terms of the exchange effected by the Share Exchange and of the procedure for surrendering to the Exchange Agent such certificate in exchange for Holding Company Common Stock.
(b) No holder of a certificate theretofore representing Minority Shares shall be entitled to receive any dividends in respect of the Holding Company Common Stock into which such shares shall have been converted by virtue of the Share Exchange until the certificate representing such Minority Shares is surrendered in exchange for shares of Holding Company Common Stock. If dividends are declared and paid by the Holding Company in respect of Holding Company Common Stock after the Effective Date but before surrender of certificates representing Minority Shares, dividends payable in respect of shares of Holding Company Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such Minority Shares. The Holding Company shall be entitled, after the Effective Date, to treat certificates representing Minority Shares evidencing ownership of the number of full shares of Holding Company Common Stock into which the Minority Shares represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.
(c) The Holding Company shall not be obligated to deliver shares of Holding Company Common Stock to which a holder of Minority Shares would otherwise be entitled as a result of the Share Exchange until such holder surrenders the certificate or certificates representing the Minority Shares for exchange as provided in this Section 7, or, in default thereof, an appropriate affidavit of loss and indemnification agreement and/or an indemnity bond as may be required in each case by the Holding Company. If any shares of Holding Company Common Stock is to be issued in a name other than that in which the certificate evidencing Minority Shares to be surrendered in exchange therefor is registered, it shall be a condition of the issuance of a certificate for Holding Company Common Stock in exchange therefor  that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of shares of Holding Company Common Stock in any name other than that of the r

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egistered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.
(d) Notwithstanding any other provision hereof, no fractional shares of Holding Company Common Stock shall be issued to holders of Minority Shares in the Share Exchange. In lieu thereof, the holder of Minority Shares entitled to a fraction of a share of Holding Company Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash equal to the product arrived at by multiplying such fraction of a share of Holding Company Common Stock by the Purchase Price, as defined in the Plan. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

8.  Effective Date.  The Share Exchange and Merger shall not be effective until and unless the Plan is approved by the FRB after approval by at least (i) two-thirds of the total votes eligible to be cast by the Stockholders of the Bank, (ii) a majority of the total votes eligible to be cast by Minority Stockholders, and (iii) a majority of the votes eligible to be cast by Voting Members, and the Articles of Share Exchange, if applicable,  and the Articles of Merger shall have been filed with the Indiana Secretary of State with respect to the Share Exchange and Merger, as applicable.  Approval of the Plan by the Voting Members shall constitute approval of this Agreement and the Merger by the Voting Members.  Approval of the Plan by Stockholders of the Bank, including the Minority Stockholders, shall constitute approval of this Agreement and the Share Exchange by such stockholders.

9.  Name.  The name of the Surviving Corporation in the Merger shall be Mid-Southern Bancorp.

  10.  Office.  The main office of the Surviving Corporation shall be 300 North Water Street, Salem, Indiana 47167.

11. Directors and Officers.  The directors and officers of the Holding Company immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation after the Effective Date.

12.  Rights of Dissent and Appraisal. As provided in the Plan, holders of Bank common stock shall have the dissenter rights provided in 12 CFR 5.33(g)(3).

13. Other Terms.  All terms used in this Agreement shall, unless defined herein, have the meanings set forth in the Plan.  The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this Agreement.  In order to satisfy filing requirements with respect to this Agreement, if any, this Agreement may be bifurcated into two separate documents with respect to the Share Exchange and Merger without substantive changes to the terms hereof and no separate or additional approval or authorization will be required relative to such bifurcation.

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IN WITNESS WHEREOF, the Mutual Holding Company, the Holding Company and the Bank have caused this Agreement to be executed as of the date first above written.

Mid-Southern, M.H.C. (a federal mutual holding company)
ATTEST:
By:
Erica B. Schmidt Secretary		Alexander G. Babey President and Chief Executive Officer

Mid-Southern Bancorp (an Indiana corporation)
ATTEST:
By:
Erica B. Schmidt Secretary		Alexander G. Babey President and Chief Executive Officer

Mid-Southern Savings Bank, FSB (a federal savings bank)
ATTEST:
By:
Erica B. Schmidt Secretary		Alexander G. Babey President and Chief Executive Officer

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Exhibit B

ARTICLES OF INCORPORATION
OF
MID-SOUTHERN BANCORP, INC.
ARTICLE I
NAME
The name of this corporation is Mid-Southern Bancorp, Inc.
ARTICLE II
PURPOSE
The purpose of this corporation is to transact any and all lawful business for which corporations may be incorporated under the Indiana Business Corporation Law.
ARTICLE III
CAPITAL STOCK
Section 3.01. Amount. The total number of shares of all classes of stock which this corporation shall have authority to issue is thirty one million (31,000,000), of which thirty million (30,000,000) shall be common stock, par value $0.01 per share, and one million (1,000,000) shall be serial preferred stock, par value $0.01 per share.
Section 3.02. Terms of Preferred Stock. The shares of preferred stock may be issued from time to time in one or more series. The board of directors of this corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of preferred stock, to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had before the adoption of the resolution or resolutions originally fixing the number of shares of such series.
Sections 3.03. Terms of Common Stock. The shares of common stock may be issued from time to time. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock. Except as provided in Section 3.04, every holder of common stock shall have the right, at every stockholders' meeting, to one vote for each share standing in his or her name on the books of the corporation.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors.
In the event of any liquidation, dissolution or winding up of this corporation, after there shall have been paid to or set aside for the holders of any class having preferences over the common stock in the event of liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled, the holders of the common stock, and any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets, shall be entitled after payment or provision for payment of all debts and liabilities of this corporation, to receive the remaining assets of this corporation available for distribution, in cash or in kind.
Section 3.04. Limitation on Voting Rights.
1. Notwithstanding any other provision of these Articles of Incorporation, in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-

outstanding shares of common stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit, unless a majority of the Whole Board (as hereinafter defined) shall have by resolution granted in advance such entitlement or permission. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of common stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all common stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of common stock beneficially owned by such person owning shares in excess of the Limit.
2. The following definitions shall apply to this Section 3.04 of this Article III.
(a) "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of these Articles of Incorporation.
(b) "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of these Articles of Incorporation; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any common stock:
(i) which such person or any of its affiliates beneficially owns, directly or indirectly; or

(ii) which such person or any of its affiliates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this corporation to effect any transaction which is described in any one or more of subparagraphs (1)(a) through (h) of Section 5.01 of Article V or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (B) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or
(iii) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this corporation; and provided further, however, that (i) no director or officer of this corporation (or any Affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any common stock beneficially owned by any other such director or officer (or any Affiliate thereof), and (ii) neither any employee stock ownership or similar plan of this corporation or any subsidiary of this corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any common stock held under any such plan. For purposes of computing the percentage beneficial ownership of common stock of a person, the outstanding common stock shall include shares deemed owned by such person through application of this subsection but shall not include any other common stock which may be issuable by this corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding common stock shall include only common stock then outstanding and shall not include any common stock which may be issuable by this corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.
(c) A "person" shall mean any individual, firm, corporation, or other entity.
(d) "Whole Board" shall mean the total number of directors which this corporation would have if there were no vacancies on the board of directors.
3. The board of directors shall have the power to construe and apply the provisions of this Section 3.04 and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with

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respect to (i) the number of shares of common stock beneficially owned by any person, (ii) whether a person is an Affiliate of another,

(iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of this Section 3.04 to the given facts, or (v) any other matter relating to the applicability or effect of this Section 3.04.
4. The board of directors shall have the right to demand that any person who is reasonably believed to beneficially own common stock in excess of the Limit (or holds of record common stock beneficially owned by any person in excess of the Limit) supply this corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit, and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be required of such person.
5. Except as otherwise provided by law or expressly provided in this Section 3.04, the presence, in person or by proxy, of the holders of record of shares of capital stock of this corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section 3.04) entitled to be cast by the holders of shares of capital stock of this corporation entitled to vote shall constitute a quorum at all meetings of this stockholders, and every reference in these Articles of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.
6. Any constructions, applications, or determinations made by the board of directors pursuant to this Section 3.04 in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon this corporation and its stockholders.
7. If any provision (or portion thereof) of this Section 3.04 shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section 3.04 shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken here from or otherwise rendered inapplicable, it being the intent of this corporation and its stockholders that each such remaining provision (or portion thereof) of this Section 3.04 remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.
ARTICLE IV
BOARD OF DIRECTORS
Section 4.01. General. All corporate powers shall be exercised by or under the authority of, and the business and affairs of this corporation shall be managed under the direction of, a board of directors except as may be otherwise provided by law or these Articles of Incorporation.

Section 4.02. Number and Terms. The authorized number of directors shall in no case be fewer than five (5) nor more than fifteen (15). The exact number of directors shall be fixed in or in accordance with the Bylaws.
The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of the stockholders after their election, the term of office of the second class to expire at the second annual meeting of stockholders after their election, and the term of office of the third class to expire at the third annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following the initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.
There shall be no cumulative voting by stockholders of any class or series in the election of directors of this corporation.
Section 4.03. Initial Directors. The names of the initial members of the board of directors of this corporation are as follows:

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Dana J. Dunbar
Paul G. Allemeier
Alexander G. Babey
Larry R. Bailey
Trent L. Fisher, DVM
Charles W. Lamb
Kermit A. Lamb
Brent A. Rosenbaum
Section 4.04. Newly Created Directorships and Vacancies. Any vacancies on the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of directors then in office, although less than a quorum, or by the sole remaining director. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires and until his or her successor shall have been elected and qualified. A director elected to fill a vacancy by reason of an increase in the number of directorships shall be elected by a majority vote of the directors then in office, although less than a quorum of the board of directors, to serve until the next election of the class for which such director shall have been chosen and until his or her successor shall have been elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the three (3) classes so as to make all classes as nearly equal in number as possible. If, consistent with the preceding requirement, the increase or decrease may be allocated to more than one (1) class, the increase or decrease may be allocated to any such class the board of directors selects in its discretion. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

Section 4.05. Removal. A director, or the entire board of directors, may be removed only for cause as determined by the affirmative vote of the holders of at least a majority of the shares then entitled to vote in an election of directors, which vote may only be taken at a meeting of stockholders called expressly for that purpose. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or gross misconduct in the performance of such director's duty to this corporation, in a matter of substantial importance to this corporation and such conviction or adjudication is no longer subject to direct appeal.
Section 4.06. Special Stockholder Meetings. Special meetings of the stockholders of this corporation may only be called by the chairman of the board of directors, President or by the board of directors pursuant to a resolution adopted by a majority of the total number of directors which this corporation would have if there were no vacancies on the board of directors.
ARTICLE V
APPROVAL OF CERTAIN BUSINESS COMBINATIONS
The stockholder vote required to approve a Business Combination (as hereinafter defined) shall be as set forth in this Article V.
Section 5.01. Transactions with Related Persons.
1. Except as otherwise expressly provided in this Article V, the affirmative vote of the holders of (i) at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least 80% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:
(a) any merger or consolidation of this corporation with or into a Related Person (as hereinafter defined);
(b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of this corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;
(c) any merger or consolidation of a Related Person with or into this corporation or a subsidiary of this corporation;

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(d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to this corporation or a subsidiary of this corporation;
(e) the issuance of any securities of this corporation or a subsidiary of this corporation to a Related Person;
(f) the acquisition by this corporation or a subsidiary of this corporation of any securities of a Related Person;
(g) any reclassification of the common stock of this corporation, or any recapitalization involving the common stock of this corporation; and
(h) any agreement, contract or other arrangement providing for any of the transactions described in this Article V.
2. Such affirmative vote shall be required notwithstanding any other provision of these Articles of Incorporation, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.
3. "Business Combination", as used in this Article V, shall mean any transaction which is referred to in any one or more of subparagraphs (1)(a) through (h) above.
Section 5.02. Exception for Prior Approved Transactions. The provisions of Section 5.01 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of these Articles of Incorporation, any provision of law, or any agreement with any regulatory agency or national securities exchange, if such Business Combination shall have been approved by a two-thirds (2/3) vote of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall be effective only if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.
Section 5.03. Definitions. For the purposes of this Article V the following definitions apply:
1. "Related Person" shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) in the aggregate 10% or more of the outstanding shares of the common stock of this corporation; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of this corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

2. "Substantial Part" shall mean more than 25% of the total assets of this corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.
3. "Continuing Director" shall mean any member of the board of directors of this corporation who is unaffiliated with the Related Person and was a member of the board of directors before the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then in office.
4. "Continuing Director Quorum" shall mean two-thirds (2/3) of the Continuing Directors capable of exercising the powers conferred on them.
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ARTICLE VI
EVALUATION OF BUSINESS COMBINATIONS
In addition to any other considerations which the board of directors may lawfully take into account in determining whether to take or to refrain from taking any corporate action on any matter, including making or declining to make any recommendation to the stockholders of this corporation, the board of directors may in its discretion consider both the short-term and long-term best interests of this corporation (including the possibility that these interests may be best served by the continued independence of this corporation), taking into account, and weighing as the directors deem appropriate, the social and economic effects of such action on present and future employees, suppliers, customers of this corporation and its subsidiaries (including account holders and borrowers of any of this corporation's subsidiaries), the effect upon communities in which offices or other facilities of this corporation are located, and any other factors the directors consider pertinent.
ARTICLE VII
INDEMNIFICATION
Section 7.01. General Provisions. This corporation shall, to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Act or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he or she is or was a director, officer or employee of this corporation, or who, while serving as such director, officer or employee of this corporation, is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred by him in accordance with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed, in the case of conduct in his or her official capacity, was in the best interest of this corporation, and in all other cases, was not opposed to the best interests of this corporation, and with respect to any criminal action or proceeding, he or she either had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.
Section 7.02. Indemnification Authorized. To the extent that a director, officer or employee of this corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Section 7.01 of this Article VII, or in the defense of any claim, issue or matter therein, this corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Any other indemnification under Section 7.01 of this Article VII (unless ordered by a court) shall be made by this corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer or employee is permissible in the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not at the time parties to such action, suit or proceeding; or (b) if a quorum cannot be obtained under subdivision (a), by a majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such action, suit or proceeding; or (c) by special legal counsel: (i) selected by the board of directors or its committee in the manner prescribed in subdivision (a) or (b), or (ii) if a quorum of the board of directors cannot be obtained under subdivision (a) and a committee cannot be designated under subdivision (b), selected by a majority vote of the full board of directors (in which selection directors who are parties may participate); or (d) by stockholders, but shares owned by or voted under the control of directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.
Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) to select counsel.

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Section 7.03. Definition of Good Faith. For purposes of any determination under Section 7.01 of this Article VII, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 7.01 of this Article VII if his or her action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (a) one or more officers or employees of this corporation or other enterprise whom he or she reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, appraisers or other persons as to matters he or she reasonably believes are within the person's professional or expert competence; or (c) a committee of the board of directors of this corporation or another enterprise of which the person is not a member if he or she reasonably believes the committee merits confidence. The term "another enterprise" as used in this Section 7.03 shall mean any  other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent. The provisions of this Section 7.03 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 7.01 of this Article VII.
Section 7.04. Advancement of Expenses. Expenses incurred in connection with any civil or criminal action, suit or proceeding may be paid for or reimbursed by this corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case in the same manner described in Section 7.02 of this Article VII, upon receipt of a written affirmation of the director, officer or employee's good faith belief that he or she has met the standard of conduct described in Section 7.01 of this Article VII and upon receipt of a written undertaking on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he or she did not meet the standard of conduct set forth in this Article VII, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article VII.
Section 7.05. Non-Exclusivity. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under these Articles of Incorporation, this corporation's Bylaws, any resolution of the board of directors or stockholders, any other authorization, whenever adopted, after notice, by a majority vote of all voting stock then outstanding, or any contract, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 7.06. Vestment of Rights. The right of any individual to indemnification under this Article VII shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 7.01 of this Article VII and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions. Notwithstanding the foregoing, the indemnification afforded under this Article VII shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless if such alleged acts or omissions may have occurred before the adoption of this Article VII. To the extent such prior acts or omissions cannot be deemed to be covered by this Article VII, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.
Section 7.07. Insurance. This corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this corporation, or who is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee or agent, whether or not this corporation would have power to indemnify the individual against the same liability under this Article VII.

Section 7.08. Other Definitions. For purposes of this Article VII, serving an employee benefit plan at the request of this corporation shall include any service as a director, officer or employee of this corporation which imposes duties on, or involves services by such director, officer or employee with respect to an employee benefit plan, its participants, or its beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of this corporation" referred to in this Article VII.
For purposes of this Article VII, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding.

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For purposes of this Article VII, "official capacity," when used with respect to a director, shall mean the office of director of this corporation; and when used with respect to an individual other than a director, shall mean the office in this corporation held by the officer or the employment or agency relationship undertaking by the employee or agent on behalf of this corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, except as set forth in Section 1 of this Article VII.
Section 7.09. Business Expenses. Any payments made to any indemnified party under this Article VII under any other right of indemnification shall be deemed to be an ordinary and necessary business expense of this corporation, and payment thereof shall not subject any person responsible for the payment, or the board of directors, to any action for corporate waste or to any similar action.
ARTICLE VIII
INITIAL REGISTERED OFFICE AND AGENT
The address of this corporation's initial registered office in the State of Indiana is 300 North Water Street, Salem, Indiana 47167. The name of its initial registered agent at such address is Erica B. Schmidt and the registered agent has consented to the appointment as registered agent.  The e-mail address of the registered agent at which the registered agent will accept electronic service of process is Bank.info@mid-southern.com
ARTICLE IX
CONDUCT OF AFFAIRS OF CORPORATION
Section 9.01. Control Share Acquisitions Chapter of the Indiana Business Corporations Law. The provisions of the Control Share Acquisitions Chapter of the Indiana Business Corporations Law, codified at Indiana Code §23-1-42, as amended from time to time, shall not apply to Control Share Acquisitions of shares of this corporation.
Section 9.02. Business Combinations Chapter of the Indiana Business Corporations Law. This corporation elects not to be subject to or be governed by the provisions of the Business Combinations Chapter of the Indiana Business Corporations Law, codified at Indiana Code §23-1-43, as amended from time to time.

ARTICLE X
AMENDMENT AND REPEAL OF ARTICLES OF INCORPORATION
This corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute. Notwithstanding the foregoing, (i) the approval of at least a two-thirds (2/3) majority of the directors then in office (or such greater proportion of directors and stockholders as may otherwise be required pursuant to any specific provision of these Articles of Incorporation) shall be required to amend, alter, repeal or change any provision of these Articles of Incorporation and (ii) the provisions set forth in Section 3.04 of Article III, Sections 4.02, 4.05 and 4.06 of Article IV, and in Articles V, VI, VII, IX and this Article X may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).
ARTICLE XI
AMENDMENT AND REPEAL OF BYLAWS
This corporation's Bylaws may be adopted, amended or repealed by a resolution adopted by a two-thirds (2/3) majority of the directors then in office.
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ARTICLE XII
INCORPORATOR
The name and address of the incorporator of this corporation is as follows:

Alexander G. Babey
300 North Water Street
Salem, Indiana 47167

ARTICLE XIII
LIQUIDATION ACCOUNT
Under regulations of the Office of the Comptroller of the Currency, the Corporation must establish and maintain a liquidation account (the "Liquidation Account") for the benefit of certain Eligible Account Holders and Supplemental Eligible Account Holders as defined in the Plan of Conversion and Reorganization (the "Plan of Conversion"). In the event of a complete liquidation involving (i) the Corporation or (ii) Mid-Southern Savings Bank, FSB, the Corporation must comply with the regulations of the Office of the Comptroller of the Currency and the provisions of the Plan of Conversion with respect to the amount and priorities of each Eligible Account Holder's and Supplemental Eligible Account Holder's interests in the Liquidation Account. The interest of an Eligible Account Holder or Supplemental Eligible Account Holder in the Liquidation Account does not entitle such account holders to voting rights.

IN WITNESS WHEREOF, the undersigned, being the incorporator named above, executes these Articles of Incorporation and affirms under penalties of perjury that the statements contained herein are true, this 24th day of January, 2018.

/s/ Alexander G. Babey
Alexander G. Babey, Incorporator

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Exhibit C

BYLAWS
OF
MID-SOUTHERN BANCORP,  INC.
ARTICLE I
OFFICES
Section 1. Principal Office. Mid-Southern Bancorp, Inc. (hereinafter referred to as the "Corporation") shall at all times maintain a principal office in the State of Indiana, which, except as otherwise determined by the Board of Directors of the Corporation (hereinafter referred to as the "Board"), shall be in the City of Salem, County of Washington.
Section 2. Other Offices. The Corporation may also have offices at such other places within or without the State of Indiana as the Board shall from time to time designate or the business of the Corporation shall require.
ARTICLE II
STOCKHOLDERS
Section 1. Place of Meetings. All annual and special meetings of stockholders shall be held at such places within or without the State of Indiana as may from time to time be designated by the Board and specified in the notice of meeting.
Section 2. Annual Meeting. A meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the Board may determine and specify in the notice of the meeting.
Section 3. Special Meetings. A special meeting of the stockholders may only be called by those persons authorized to do so in the Corporation's Articles of Incorporation. Business transacted at any special meeting of the stockholders shall be confined to the purpose or purposes stated in the notice of such meeting.
Section 4. Conduct of Meetings. Annual and special meetings of the stockholders shall be conducted in accordance with Indiana law unless otherwise prescribed by these Bylaws. The Chairman, or in the absence of the Chairman, the highest ranking officer of the Corporation who is present, or such other person as the Board shall have designated, shall call to order any meeting of the stockholders and act as chairman of the meeting. The Secretary of the Corporation, if present at the meeting, shall be the secretary of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting shall appoint. The chairman of any meeting of the stockholders, unless otherwise prescribed by law or regulation or unless the Chairman has otherwise determined, shall determine the order of business and the procedure at the meeting.
Section 5. Notice of Meetings. Written notice stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting of the stockholders is called shall be delivered no fewer than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, the Secretary or the directors requesting the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II. When any meeting of the stockholders, either annual or special, is adjourned for more than thirty (30) days or if, after adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the date, time and place of any other adjourned meeting of the stockholders, other than an announcement at the meeting at which such adjournment is taken.
Section 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose under Indiana law, the Board may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than the seventy (70) days before the meeting or action requiring a determination of stockholders.
Section 7. Voting Lists. The Secretary of the Corporation, or other officer or agent of the Corporation having charge of the stock transfer books for shares of the capital stock of the Corporation, shall prepare and make, at least five (5) business days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder. Such list shall be open to the examination of any stockholder entitled to vote at the meeting, for any purpose germane to the meeting, during ordinary business hours, for a period of at least five (5) business days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or at the Corporation's principal office. Such list shall also be produced and kept open at the time and place of the meeting during the whole time thereof and shall be subject to the inspection of any stockholder present at the meeting. The stock transfer books shall be the only evidence as to who are the stockholders entitled to examine the stock transfer books, or to vote in person or by proxy at any meeting of stockholders.

Section 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote at a meeting of the stockholders, represented in person or by proxy, shall constitute a quorum at a meeting. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice except as otherwise provided in Section 5 of this Article II. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 9. Proxies. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing and complying with the requirements of Indiana law including but not limited to any electronic or telephonic means.
Section 10. Voting by the Corporation. Neither treasury shares of its own capital stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be entitled to vote or be counted for quorum purposes at any meeting of the stockholders; provided, however, that the Corporation may vote shares of its capital stock held by it, or by any such other corporation, if such shares of capital stock are held by the Corporation or such other corporation in a fiduciary capacity.
Section 11. Inspectors of Election. The Board shall, in advance of any meeting of stockholders, appoint one or three persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof.
Section 12. Notice for Nominations and Proposals
A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the Board of Directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such

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stockholder, (B) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder, and (C) a statement disclosing (1) whether such stockholder or any nominee thereof is acting with or on behalf of any other person and (2) if applicable, the identity of such person. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.
B. Each such notice given by a stockholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the ownership interests such stockholder has in the Corporation, including the class and number of shares of the Corporation which are beneficially owned by such stockholder, and any hedges, economic incentives or other ownership positions in the Corporation's securities; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in this Certificate to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.
C. The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.
D. The various requirements set forth in this Section 12 shall apply to all stockholder nominations and proposals, without regard to whether such nominations or proposals are required to be included in the Corporation's proxy statement or form of proxy.

ARTICLE III
BOARD OF DIRECTORS
Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board except as may be otherwise provided by law or the Articles of Incorporation. The Board shall elect from among its members a Chairman, and may elect one (1) or more Vice Chairmen of the Board. The Chairman, or in his absence the Vice Chairman, shall preside at all meetings of the Board.
Section 2. Number. The number of directors of the Corporation shall be fixed from time to time exclusively by the Board by resolution adopted by a majority of the total number of the Corporation's directors.
Section 3. Regular Meetings. A regular meeting of the Board shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of the stockholders or at such other place as may be designated by the Board. Additional meetings shall be held at such time as the Board shall fix at such places within or without the State of Indiana as shall be fixed by the Board. No call shall be required for regular meetings for which the time and place has been fixed.
Section 4. Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman or the Vice Chairman, or in the absence or disability of both of them, a majority of the remaining directors. The persons authorized to call special meetings of the Board may fix any place as the place for holding any special meeting of the Board called by such persons.
Section 5. Participation In Meetings. Members of the Board may participate in regular or special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other. A director participating in a meeting by this means is deemed to be present in person at the meeting.
Section 6. Notice. The persons authorized to call special meetings of the Board shall cause the Secretary of the Corporation to give written or oral notice of the meeting, specifying the time and place of the meeting, to each director, either personally, by mailing, or by e-mail, at least two (2) days in advance of the meeting. Any director may waive

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notice of any meeting by a writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except in the event a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.
Section 7. Quorum. A majority of the number of directors fixed pursuant to Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

Section 8. Manner of Acting. Unless otherwise prescribed in the Articles of Incorporation or these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.
Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.
Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the Corporation addressed to the Chairman or the Vice Chairman. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.
Section 11. Vacancies. Any vacancy occurring in the Board may be filled in accordance with the Articles of Incorporation.
Section 12. Removal. A director, or the entire board of directors, may be removed in accordance with the Articles of Incorporation.
Section 13. Compensation. Directors, as such, may receive pursuant to resolution of the Board, fixed fees and other compensation for their services as directors, including their services as members of committees of the Board.
Section 14. Qualification.
A. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Corporation unless the Corporation is a wholly owned subsidiary of a holding company.
B. A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against who a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

C.   No person shall be eligible for election or appointment to the board of directors if such person did not, at the time of his or her first election or appointment to the board of directors, maintain his or her principal residence (as determined by reference to such person's most recent tax returns, copies of which shall be provided to the corporation for the sole purpose of determining compliance with this clause Section 14.C within one hundred and twenty (120) miles of a branch office maintained by the Corporation or any subsidiary thereof, for a period of at least one year prior to the date of his or her purported nomination, election or appointment to the board of directors.

D. A mandatory retirement from the Board shall, except in the exceptional circumstances herein described, be required at the age of seventy-five (75) years. A member of the Board  may continue beyond age seventy-five (75) and may thereafter be nominated for additional terms of office, subject to the following requirements: (a) the Board's  nominating committee must include a recommendation that an individual who is over the age of seventy-five (75) be nominated to continue to serve on the Board; and (b) the full Board must also approve the nomination as being in the best interest of the Corporation based upon specific findings that the nominee possesses expertise vital to the proper

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functioning of the board by confidential ballot. Any such approval shall require the vote of a 75% majority of the Board members other than the proposed nominee. Following approval of such nomination by the Board, any such individual shall be subject to election at the annual meeting in accordance with the Bylaws of the Corporation.  This age limitation does not apply to an advisory director.

ARTICLE IV
EXECUTIVE AND OTHER COMMITTEES
Section 1. Appointment. The Board, by resolution adopted by a majority of the Board, may designate the Chairman, the President and one (1) or more of the other directors to constitute an Executive Committee. The designation of any committee pursuant to this Article IV and the delegation of authority thereto shall not operate to relieve the Board, or any director, of any responsibility imposed by law or regulation.
Section 2. Authority. The Executive Committee, when the Board is not in session, shall have and may exercise all of the authority of the Board except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee, or as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws.
Section 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the Executive Committee shall hold office until the next regular annual meeting of the Board following his designation and until a successor is designated as a member of the Executive Committee.
Section 4. Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time. Special meetings of the Executive Committee may be called by the Chairman or the President, or in the absence or disability of both of them, by a majority of the remaining members of the Executive Committee upon not less than one (1) day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meetings.
Regular or special meetings may be held by means of conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other.
Section 5. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present as a meeting at which a quorum is present.
Section 6. Action Without a Meeting. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

Section 7. Vacancies. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the Board.
Section 8. Resignations and Removal. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the Board. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the Chairman or the President. Unless otherwise specified thereon, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.
Section 9. Procedure. The Chairman shall be presiding officer of the Executive Committee, or, in his absence or disability, the President, or in the absence or disability of both of them, such other persons as may be elected by a majority of the members present. The Executive Committee may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board for its information at the meeting thereof held next after the proceedings shall have been taken.

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Section 10. Other Committees. The Board may by resolution establish an audit committee or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution and procedures thereof.
ARTICLE V
OFFICERS
Section 1. Positions. The officers of the Corporation shall consist of a President, one (1) or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board. The same individual may simultaneously hold more than one office in the corporation. The Board may designate one (1) or more Vice Presidents as Executive Vice President or Senior Vice President. The Board may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board may from time to time authorize or determine. In the absence of action by the Board, the officers shall have such powers and duties as generally pertain to their respective offices.
Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually at the first meeting of the Board held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not by itself create any contractual rights. The Board may authorize the Corporation to enter into an employment contract with any officer, but no contract shall impair the right of the Board to remove any officer at any time in accordance with Section 8 of this Article V.

Section 3. President. The President shall have the authority and the duty to manage the affairs of the Corporation and shall have such other powers and perform such other duties as are delegated to him by the Board of Directors or as are incidental to his office. The President shall be a director.
Section 4. Vice President. The Vice President or Vice Presidents, if any, shall perform the duties of the President in his absence or during his disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors or the President.
Section 5. Secretary. The Secretary shall have custody of the minutes and records of the Corporation. He shall keep the minutes of all meetings of the stockholders and of the Board of Directors, shall give such notice as may be required for all such meetings and shall have such other powers and perform such other duties as are delegated to him by the Board of Directors or the President or as are incidental to his office.
Section 6. Treasurer. The Treasurer shall keep correct and complete books of account in accordance with the accounting methods adopted by the Board of Directors, showing the financial condition of the Corporation and the results of its operations. He shall have custody of all monies, securities, and other certificates evidencing intangible personal property belonging to the Corporation. He shall upon request furnish statements of the current financial condition and the current results of operations of the Corporation and he shall have such other powers and perform such other duties as are delegated to him by the Board of Directors or the President or as are incidental to his office.
Section 7. Other Offices. All other officers shall have such powers and perform such duties as are delegated to them by the Board of Directors or the President.
Section 8. Removal. Any officer may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby.
Section 9. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by a majority vote of the Board for the unexpired portion of the term.
Section 10. Remuneration. The remuneration of the officers shall be fixed from time to time by the Board.

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ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 1. Contracts. To the extent permitted by applicable law, the Articles of Incorporation or these Bylaws, the Board may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.
Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board. Such authority may be general or confined to specific instances.
Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one (1) or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Board.
Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the Board may select.
ARTICLE VII
CERTIFICATES FOR SHARES AND THEIR TRANSFER
Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by the President or any other officer of the Corporation authorized by the Board, attested by the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares issued and date of issue, shall be entered on the stock transfer books of the Corporation.
Notwithstanding the foregoing, the Board may provide by resolution that some or all of any or all classes or series of the Corporation's common stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.
In the event that any shares of the Corporation's capital stock are issued without a certificate, within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement that includes the following:
(a) the name of the issuing corporation and that it is organized under the laws of Indiana;

(b) the name of the person to whom the shares were issued;
(c) the number and class of shares and the designation of the series, if any, the shares represents; and
(d) if the issuing corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).
In the case of certificated shares, all certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate or evidence of the issuance of uncertificated shares shall be issued until the former certificate for a like number of shares has been surrendered and cancelled. In the case of uncertificated shares, proper transfer instructions for the number of shares involved shall be received before a new certificate or evidence of the issuance of uncertificated shares is issued therefor. In the case of a lost or destroyed certificate, a new certificate or uncertificated shares may be issued upon such terms and indemnity to the Corporation as the Board may prescribe.

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Section 2. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto duly authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only, in the case of certificated shares, on surrender for cancellation of the certificate for such shares or, in the case of uncertificated shares, on delivery of proper transfer instructions for the number of shares involved. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VIII
DIVIDENDS
Subject to applicable law, the Articles of Incorporation or these Bylaws, the Board may, from time to time, declare, and the Corporation may pay, dividends on the outstanding shares of capital stock of the Corporation.

ARTICLE IX
SECURITIES OF OTHER CORPORATIONS
Unless otherwise ordered by the Board, the President shall have full power and authority on behalf of the Corporation to purchase, sell, transfer, encumber or vote any and all securities of any other corporation owned by the Corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer, encumbrance or vote. The Board may, from time to time, confer like powers upon any other person or persons.
ARTICLE X
FISCAL YEAR, ANNUAL AUDIT
The fiscal year of the Corporation shall end on the 31st day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board.
ARTICLE XI
CORPORATE SEAL
The corporate seal of the Corporation, if any, shall be in such form as the Board shall prescribe.
ARTICLE XII
AMENDMENTS
These Bylaws may be adopted, amended or repealed by a resolution adopted by a two-thirds (2/3) majority of the directors then in office.

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